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                                                                    EXHIBIT 23.7

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Devon Energy Corporation of our report dated January 28, 2000, except for Note 2 which is as of October 30, 2000, relating to the consolidated financial statements of Santa Fe Snyder Corporation, which appears in the Devon Energy Corporation Current Report on Form 8-K dated November 13, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
November 15, 2000